Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

OvaScience Appoints David Stern to Executive Vice President, Global Commercial Operations

CAMBRIDGE, Mass., January 9, 2014 — OvaScienceSM, (NASDAQ: OVAS), a life sciences company focused on the discovery, development and commercialization of new treatments for infertility, announced today the appointment of David Stern to the position of Executive Vice President, Global Commercial Operations, in preparation for the Company’s international introduction of AUGMENTSM.   Mr. Stern joins OvaScience from EMD Serono, Inc. (an affiliate of Merck KGaA), where he most recently served as Head Global Business Franchise, Fertility.  He will assume his new role in February 2014.

“David is one of the most experienced and talented senior executives in the fertility field, having launched and supported more than ten fertility brands,” said Michelle Dipp, M.D., Ph.D., Chief Executive Officer of OvaScience.  “He has strong relationships with fertility clinics and key opinion leaders worldwide, and his knowledge of the regional dynamics of international in vitro fertilization (IVF) markets will be important as we make AUGMENT available in select clinics outside the U.S. this year.”

“I am joining OvaScience because I am confident that the Company’s egg precursor cell technology platform provides an innovative and unique opportunity to develop new treatment options for fertility patients,” said Mr. Stern.  “I look forward to bringing AUGMENT to doctors and patients in international IVF clinics this year, and continuing to introduce additional infertility treatment options in the future.”

Mr. Stern joined EMD Serono in 2003, and rose to the position of Head Global Business Franchise, Fertility, a business with over a billion dollars in revenue annually.  Prior to his career at EMD Serono, Mr. Stern had ten years of experience working closely with fertility clinics in sales and marketing roles for Organon Pharmaceuticals.  In June 2011, he was recognized as one of the top 30 Emerging Leaders under 45 in the Pharmaceutical Industry by Pharmaceutical Executive magazine.   Mr. Stern graduated from Brandeis University and received his M.B.A. from Babson College.

OvaScience also announced that Christopher Bleck will assume the role of Head of Sales and Marketing within the commercial organization.  In addition, Alison Lawton, Chief Operating Officer, will be leaving to pursue other opportunities.  Dr. Dipp added, “We thank Alison for helping to prepare OvaScience for the launch of its first product and wish her well in her future endeavors.”

About OvaScience

OvaScience (NASDAQ: OVAS) is a life sciences company focused on the discovery, development and commercialization of new treatments for infertility.  The Company’s patented technology is based on the discovery of egg precursor cells (EggPCSM), which are found in the ovaries.  By applying proprietary technology to identify and purify EggPCs, OvaScience is developing potential next generation in vitro fertilization (IVF) technologies.  The Company currently has two product candidates in development: OvaTureSM, which seeks to create mature fertilizable eggs from a woman’s own EggPCs without the need for hormone injections, and AUGMENTSM, which aims to improve egg quality and increase the success of IVF.  OvaScience’s team of scientists, physicians and advisers includes recognized leaders in the field of reproductive medicine. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about the prospects for the Company’s technology in addressing female infertility, the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s product candidates, including AUGMENT, and the Company’s plan to make AUGMENT available in select countries outside of the United States.  Any statements in this release about our strategy, plans, prospects and future expectations, financial position and operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “aim,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: our expectations regarding the regulatory approvals required for AUGMENT outside of the United States; the science underlying our two product candidates (AUGMENT and OvaTure), which is unproven; our ability to obtain, maintain and protect intellectual property utilized by our products;  our ability to obtain additional funding to support our activities; our dependence on third parties; the successful development of, and ability to obtain regulatory approval for, our product candidates; our ability to commercialize our product candidates, including AUGMENT, on the timeline we expect, if at all; competition from others; and our short operating history; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K.  The forward-looking statements contained in this press release reflect our current views with respect to future events.   We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so.  These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Strategic Corporate Communications

OvaScience, Inc.

tmcneely@ovascience.com

617-299-7356

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